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                                                                     EXHIBIT 3.1

                           FIFTH AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              WITNESS SYSTEMS, INC.

         WITNESS SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES as follows:

         1. The name of the corporation is Witness Systems, Inc. (the "Corporation") and the name under which the corporation was originally incorporated was "Witness Systems Delaware, Inc." The date of filing of its original Certificate of Incorporation with the Secretary of State was March 13, 1997.

         2. This Fifth Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation as amended or supplemented heretofore to read in its entirety as follows:

                  FIRST:   The name of the corporation is Witness Systems, Inc.
(the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                  THIRD:   (a)      The nature of the business or purposes to be
conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                           (b)      The private property of the stockholders
shall not be subject to the payment of corporate debts to any extent whatsoever.

                  FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 60,000,000 shares, which shall consist of (i) 50,000,000 shares of common stock, at a par value of one cent ($.01) per share ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, at a par value of one cent ($.01) per share ("Preferred Stock"). The following is a description of the limitations and relative rights of the respective classes of authorized capital stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the respective classes of authorized capital stock.

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         A.       PREFERRED STOCK

                  The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted, to provide, out of the unissued shares of Preferred Stock, for the issuance of serial Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix and state, and hereby is expressly empowered to fix, by resolution or resolutions, the designations, preferences, and relative, participating, optional or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereon, including but not limited to, determination of any of the following:

                  (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                  (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be full or limited;

                  (c) the dividends, if any, payable on such series and at what rates, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                  (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, prices and other terms and conditions of such redemption;

                  (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the corporation;

                  (f) whether the shares of such series shall be subject to the operation of a retirement of sinking fund and, if so, the extent to and manner in which any such retirement of sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and other terms and provisions relative to the operation thereof;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other class or classes of securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the taking of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

                  (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or any other series of this class or of any other class; and


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                  (j)      any other powers, preferences and relative,
         participating, optional and other special rights and any qualifications, limitations and restrictions thereof.

                  The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the date from which dividends thereof shall be cumulative. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         B.       COMMON STOCK

         B1.      Priority. All preferences, voting powers, relative,
participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

         B2.      Voting Rights. Except as otherwise required by law or this
Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as may be otherwise provided in this Certificate of Incorporation or by law, the Common Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for the exercise of options or warrants or conversion of the Preferred Stock) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

         B3. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

                  FIFTH:   No holder of shares of stock of the Corporation shall
have any preemptive or other right to receive any securities of the Corporation.

                  SIXTH:   The business and affairs of the Corporation shall be
managed by and under the direction of the Board of Directors. The exact number of directors of the Corporation shall be determined from time to time by a Bylaw or amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The Board of Directors shall be divided into three classes to be known as Class I, Class


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II and Class III. The Board shall, by resolution, determine who, among the members of the Board shall initially serve in each class. Except in the case of death, resignation, disqualification or removal, each Director shall serve for a term ending on the date of the third annual meeting of shareholder following the annual meeting at which the Director was elected; provided, however, that each initial Director in Class I shall hold office until the 2000 annual meeting of shareholders, each initial Director in Class II shall hold office until the 2001 annual meeting of shareholders, and each initial Director in Class III shall hold office until the 2002 annual meeting of shareholders. In the event of any increase or decrease in the authorized number of Directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of Directors; provided, however, that there shall be no classification of additional Directors elected by the Board of Directors until the next meeting of shareholders called for the purposes of electing Directors, at which meeting the terms of all such additional Directors shall expire, and such additional Director positions, if they are to be continued, shall be apportioned amount the classes of Directors, and nominees therefor shall be submitted to the shareholders for their vote.

                  SEVENTH: Except as may otherwise be set forth in Article Sixth above, each director shall serve until his successor is elected and qualified or until his death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series. Any stockholder proposals and nominations for the election of a director by a stockholder shall be delivered to the Corporate Secretary of the Corporation no less than ninety (90) days nor more than one hundred twenty (120) days in advance of the first anniversary of the Company's annual meeting held in the prior year; provided, however, that in the event the Company shall not have had an annual meeting in the prior year, such notice shall be delivered no less than ninety (90) days nor more than one hundred twenty (120) days in advance of May 15 of the current year. Such stockholder nominations must contain (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director at the annual meeting: (w) the name, age, business address and residence address of the proposed nominee, (x) the principal occupation or employment or the proposed nominee, (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (z) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving notice of nominees for election at the annual meeting, (x) the name and record address of the stockholder, and (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

                  EIGHTH: Newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

                  NINTH:   Any director may be removed from office by the
affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, provided that such removal is for cause.


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                  TENTH: In furtherance of, and not in limitation of, the
powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation or adopt new Bylaws, without any action on the part of the stockholders. Notwithstanding the foregoing, the Bylaws may be adopted, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a 66 2/3% majority of the voting power of all outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                  ELEVENTH: The Corporation is to have perpetual existence.

                  TWELFTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide; stockholders shall only take action by meetings held pursuant to this Certificate of Incorporation and the Bylaws and shall have no right to take any action by written consent without a meeting. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

                  THIRTEENTH: For the purposes of this Certificate of Incorporation, the terms "affiliate," "associate," "control," "interested stockholder," "owner," "person" and "voting stock" shall have the meanings set forth in Section 203(c) of the Delaware General Corporation Law.

                  FOURTEENTH: The provisions set forth in this Article Fourteenth and in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Fifteenth and Sixteenth hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of a sixty-six and two-thirds percent (66 2/3%) majority of the voting power of all outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

                  FIFTEENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions set forth in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Fifteenth and Sixteenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, unless such action is approved as specified in Article Fourteenth hereof.

                  SIXTEENTH: To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

                  No director of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation


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Law or any amendment thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (1) shall have breached the director's duty of loyalty to the Corporation or its stockholders,
(2) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the Delaware General Corporation Law. The rights to indemnification and advancement of expenses conferred by this Article Sixteenth shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Such rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or office of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law, as amended and in effect from time to time.

                  If a claim under this Article Sixteenth is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to it final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the Delaware General Corporation Law.

                  If the Delaware General Corporation Law hereafter is amended to permit the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article Sixteenth shall be broadened to the fullest extent permitted by the Delaware General Corporation Law, as so amended.


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                  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

                  SEVENTEENTH: No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or,
(b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

                  EIGHTEENTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or Bylaws of the Corporation, from time to time, to amend this Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate of Incorporation or any amendment thereof are conferred subject to such right.

                  NINETEENTH: This Fifth Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporate Law of the State of Delaware.


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         IN WITNESS WHEREOF, said Witness Systems, Inc. has caused this Fifth
Amended and Restated Certificate of Incorporation to be signed by David B. Gould, its Chief Executive Officer, this 29th day of May, 2001.



                                       WITNESS SYSTEMS, INC.



                                       /s/ David B. Gould
                                       ---------------------------------------
                                       David B. Gould, Chief Executive Officer


ATTEST:



/s/ Loren Wimpfheimer
----------------------------
Loren Wimpfheimer, Secretary


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